UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2020

ORGANOVO HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Stevens Avenue, Suite 200

Solana Beach, CA 92075

(Address of Principal Executive Offices) (Zip Code)

(858) 224-1000

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2020, Organovo Holdings, Inc. (the “Company”) entered into an Intercompany Agreement (the “Agreement”), by and among the Company, Organovo, Inc., a wholly owned-subsidiary of the Company (together with the Company, “Organovo”), and Viscient Biosciences, Inc. (“Viscient”). Viscient is a related party of Organovo. Keith Murphy, the Company’s Executive Chairman and Principal Executive Officer, serves as the Chief Executive Officer and President of Viscient. In addition, Dr. Jeffrey Miner, the Company’s Chief Scientific Officer, is the Chief Scientific Officer of Viscient, and Thomas Jurgensen, the Company’s General Counsel, serves as outside legal counsel to Viscient. The Agreement was approved by the Audit Committee of the Company’s Board of Directors, which is comprised solely of “independent” directors under the rules promulgated by The Nasdaq Stock Market LLC.

Pursuant to the Agreement, Organovo agreed to provide Viscient certain services related to 3D bioprinting technology which includes, but is not limited to, histology services, cell isolation, and proliferation of cells and Viscient agreed to provide Organovo certain services related to 3D bioprinting technology, including bioprinter training, bioprinting services, and qPCR assays, in each case on payment terms specified in the Agreement and as may be further determined by the parties. In addition, Organovo and Viscient agreed to share certain facilities and equipment and, subject to further agreement, to make certain of their employees available for specified projects for the other party at prices to be determined in good faith by the parties.

Under the Agreement, each party will retain its own prior intellectual property. The Agreement contains customary indemnification and limitation of liability provisions and is terminable by either party upon 60 days’ written notice to the other party, subject to earlier termination in the event of the other party’s breach.

The foregoing description of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Intercompany Agreement, dated December 28, 2020, by and among Organovo Holdings, Inc., Organovo, Inc. and Viscient Biosciences, Inc.*

*Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2020	ORGANOVO HOLDINGS, INC.

	By:	/s/ Keith Murphy
Keith Murphy
Executive Chairman